UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) April 16, 2012

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center 1415 W. Diehl Road Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

EXPLANATORY NOTE

On April 17, 2012, Tellabs (the “Company”) filed a Current Report on Form 8-K to report the appointment of Andrew B. Szafran, as the Company’s Executive Vice President and Chief Financial Officer. This Form 8K/A is being filed to report compensation information as required by Item 5.02(c)(3).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Szafran’s annual base salary has been set at $365,000, his participation in the Company’s Annual Incentive Program will be at a target annual bonus of 60% of base salary and he will be eligible to receive long-term incentive awards under the Company’s Amended and Restated 2004 Incentive Compensation Plan (the “Incentive Plan”). In early May, Mr. Szafran will receive a grant of 40,000 Restricted Stock Units (“RSUs”), 100,000 stock options, and Performance Stock Units (“PSUs”) with a value of $225,000. The PSUs may be earned based on achievement of specific Company objectives. Both RSUs and stock options will vest one third each of the first three anniversaries of the grant date. PSUs once earned will also vest one third each of the first three anniversaries of the grant date. All of these grants will be subject to continued employment and other terms and conditions under the award.

Mr. Szafran is also entitled to participate in, or be compensated in accordance with, the plans and programs available generally to the Company’s executive officers, including but not limited to, the Company’s Executive Continuity and Protection Program and Deferred Income Plan. Information relating to awards made under the Incentive Plan and such other plans and programs may be found in the Company’s proxy statement for the 2012 annual meeting of stockholders filed April 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC. (Registrant)

/s/ Thomas P. Minichiello
Thomas P. Minichiello Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer and duly authorized officer)

April 19, 2012

(Date)